SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  December 17, 2008

CRYSTAL RIVER CAPITAL, INC.

(Exact Name of Registrant as Specified in its  Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32958	20-2230150
(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of Principal Executive Offices)	(Zip Code)

(212) 549-8400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 17, 2008, the board of directors of Crystal River Capital, Inc. (the “Company”) approved amendments (the “Amendments”) to (a)  Article III, Section 2 of the Company’s Amended and Restated Bylaws (the “A&R Bylaws”) to reflect that the independence requirements for members of the Company’s Board of Directors (the “Board”) have been changed from those of the New York Stock Exchange to those of the Nasdaq Global Market, and (b)  Article IV, Section 2 of the A&R Bylaws to provide that the delegation of powers of the Board to committees of the Board may not include delegations that violate Nasdaq Marketplace Rules.

The foregoing description of the Amendments is qualified in its entirety by reference to the A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                        Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Crystal River Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

December 19, 2008	By:	/s/ Jonathan C. Tyras
		Name:	Jonathan C. Tyras
		Title:	Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit

3.1	Amended and Restated Bylaws of Crystal River Capital, Inc.